Exhibit 4.5
THIS SECURITY IS A SECURITY IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED OR TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
JOY GLOBAL INC.
___% SENIOR NOTE DUE ____
Principal Amount $_________
CUSIP__________
No. __________
     JOY GLOBAL INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assignees, the principal sum of ___________ Dollars ($___________) on ________, and to pay interest thereon from ________, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on ________ and ________ of each year, commencing ________, at the rate of ____% per annum, until the principal hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the Person in whose name this ____% Senior Note Due ____ (this “Note,” and all of the Notes collectively referred to herein as the “Notes”) (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest, which shall be the ________ or ________ (whether or not a Business Day), as the case may be, next preceding such interest payment date; provided, however, that interest payable on the interest payment date occurring at maturity will be paid to the person to whom principal shall be payable. Any such interest not punctually paid or duly provided for on any interest payment date shall forthwith cease to be payable to the registered Holder on such regular record date by virtue of his having been such Holder, and may either be paid to the Person in whose name this Note (or one or more predecessor debt securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than __ days and not less than __ days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of them.
     Payments of interest will be made by wire transfer of immediately available funds. Principal and any premium and interest payable at maturity will be paid in immediately available funds upon surrender of such Note at the office of a Paying Agent in The City of New York, New York or at such other office or agency as the Company may designate.
     Unless the certificate of authentication herein has been duly executed by the Trustee referred to herein by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     This Note is one of a duly authorized issue of securities of the Company (the “Securities” and each, a “Security”), issued or to be issued in one or more series under an indenture dated as of November 10, 2006 and a supplemental indenture dated as of ________ (collectively, the “Indenture”), between the Company, any guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof limited in aggregate principal amount to $________, except that the Company may, without the consent of the Holders, “reopen” the series and issue more Notes that have the same ranking, interest rate, maturity date and other terms as this Note.
     [This Note shall not be redeemable at the option of the Company prior to maturity.] [This Note is redeemable prior to maturity ________.] [The redemption price is ________.][This Note is entitled to the benefits of a mandatory sinking fund as follows: ________.] [other terms set forth in the supplemental indenture]
     If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture without the consent of the Holders for limited purposes specified in the Indenture. With the consent of the Holders of greater than 50% in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, the Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing the provisions of the Indenture or any supplement thereto or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of the applicable series affected thereby: [________.].
     The Holders of greater than 50% in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default or Event of Default under the Indenture in respect of the Notes and its consequences except a default in the payment of principal of or premium, if any, or interest on the Notes.
     Holders of Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     The Notes are issuable in registered form without coupons in minimum denominations of U.S.$[________] and any integral multiple of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes that are of other authorized denominations.
     Notes to be exchanged shall be surrendered at any office or agency maintained by the Company for such purpose, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Notes which the Holder making the exchange shall be entitled to receive. Upon due presentment for registration of transfer of any Note at any such office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note for an equal aggregate amount. Registration or registration of transfer of any Note by the Registrar (initially Wells Fargo Bank, National Association) in the registry books maintained by such Registrar in The City of New York, New York, and delivery of such Note, duly authenticated, shall be deemed to complete the registration or registration of transfer of such Note.
     No service charge shall be made for any exchange or registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a Note is registered as the owner for all purposes whether or not such Note be overdue and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     Certain of the Company’s obligations under the Indenture with respect to the Notes may be terminated if the Company irrevocably deposits with the Trustee money or eligible instruments sufficient to pay and discharge the entire indebtedness on all of the Notes, as described in the Indenture.
     This Note is in the form of a Security in global form as provided in the Indenture. If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary for the Notes shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to this Note. If a successor Depositary for this Note is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility, the Company will issue Notes in definitive form in exchange for the Security in global form representing Notes in an aggregate principal amount equal to the principal amount of this Note in exchange for this Note.
     No recourse under or upon any obligation, covenant or agreement contained in this Indenture, in any Security or Coupon appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and Coupons, if any, by the Holders thereof and as part of the consideration for the issue of the Securities.
     The Notes are subject to defeasance at the option of the Company as provided in the Indenture.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

JOY GLOBAL INC.
By:
Name:
Title:

Attest:
By:
Name:
Title:

     This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association,
     As Trustee

By:

Authorized Officer

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT-			Custodian

TEN ENT	-	as tenants by the entireties		(Cust)			(Minor)
JT TEN	-	as joint tenants with right of		under Uniform Gifts to Minors
		survivorship and not as tenants		Act

		in common			(State)

Additional abbreviations may also be used although not in the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE
the within Security and all rights thereunder, hereby irrevocably constituting and appointing __________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated:

Signature
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.